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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 23, 2000


                                 EMB CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)



          Hawaii                           #1-11883             # 95-3811580
--------------------------------         -------------         ----------------
(State or other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)

        3200 Bristol Street, Eighth Floor, Costa Mesa, California 92626
        ---------------------------------------------------------------
                   (Address of principal executive offices)

       Registrant's telephone number, including area code: (714) 437-0738

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          ------------------------------------

      EMB Corporation has entered into a non-binding letter of intent with Cyrus Ltd., a Nevada corporation, to acquire natural gas processing plants located in Kentucky and Tennessee in exchange for common stock of the Registrant that would represent approximately 55.6% of its total issued and outstanding common stock upon the closing of the proposed transaction.

         The closing is subject to the execution of a definitive agreement on or before June 30, 2000, to the completion of due diligence, and to the approval of the definitive agreement by the Board of Directors of the Registrant and Cyrus Ltd.

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         It is contemplated that new members will be appointed to the Board of Directors of the Registrant upon the closing of the transaction, that new officers will be elected to the management of the Registrant, and that the executive offices of the Registrant will be moved to Tulsa, Oklahoma.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.
          --------------------------------

          a.  Financial Statements.
              --------------------

                   None.

          b.  Exhibits.
              --------

              10.1 Letter of intent with Cyrus Ltd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 24, 2000                 EMB CORPORATION



                                      /s/ James E. Shipley
                                      ---------------------------
                                      James E. Shipley, President